Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference Registration Statement Nos. 333-282951 and 333-282952 on Form S-8 in our report dated February 28, 2025, relating to the financial statements of Everus Construction Group, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
February 28, 2025